Exhibit 1-2

                   FIRSTENERGY FACILITIES SERVICES GROUP, LLC
                     Consolidated Balance Sheet (Unaudited)
                                  June 30, 2003
                   ------------------------------------------
                                 (In Thousands)

ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                     $  10,369
    Receivables:
      Associated companies                                              514
      Other                                                          92,976
    Material and supplies                                             8,512
    Prepayments and other                                             2,268
                                                                   --------
                                                                    114,639
                                                                   --------

INVESTMENTS:
    Nonutility property, net                                         27,095
    Other                                                             2,267
                                                                   --------
                                                                     29,362
                                                                   --------

DEFERRED CHARGES:
    Goodwill                                                        157,994
                                                                   --------
                                                                    157,994
                                                                   --------

         TOTAL ASSETS                                             $ 301,995
                                                                   ========


LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
    Currently payable long-term debt                              $     431
    Short-term borrowings                                             2,165
    Notes payable to associated companies                            15,478
    Accounts payable
      Other                                                          40,432
      Associated companies                                            1,908
    Accrued taxes                                                       801
    Other                                                            19,375
                                                                   --------
                                                                     80,590
                                                                   --------

CAPITALIZATION:
    Common stockholder's equity                                     206,115
    Long-term debt                                                    7,496
                                                                   --------
                                                                    213,611
                                                                   --------

DEFERRED CREDITS:
    Accumulated deferred income taxes                                 7,178
    Other                                                               616
                                                                   --------
                                                                      7,794
                                                                   --------

         TOTAL LIABILITIES & CAPITALIZATION                       $ 301,995
                                                                   ========

                                                                    Exhibit 1-2


                   FIRSTENERGY FACILITIES SERVICES GROUP, LLC
                Consolidated Statement of Operations (Unaudited)
                ------------------------------------------------
                                 (In Thousands)


                                                  Three Months      Six Months
                                                     Ended             Ended
                                                  June 30, 2003    June 30, 2003
                                                  -------------    -------------


Revenues                                             $ 84,174        $ 161,242

Cost of revenues                                       74,163          142,055
                                                      -------          -------

Gross margin                                           10,011           19,187

Selling, general and administrative
    expenses                                           10,009           20,597
Depreciation                                            1,382            2,782
                                                      -------          -------
Operating loss before
    purchase agreement incentive plans                 (1,380)          (4,192)

Purchase agreement incentive plans                         33               63
                                                      -------          -------

Operating loss                                         (1,413)          (4,255)

Interest income                                           203              405
Interest expense                                         (425)            (833)
Gain on sale of fixed assets                               34               86
Other income, net                                          74              131
                                                      -------          -------
Total other expense                                      (114)            (211)
                                                      -------          -------

Loss before income taxes                               (1,527)          (4,466)

Income tax benefit                                       (662)          (1,864)
                                                      -------          -------

Net loss                                             $   (865)       $  (2,602)
                                                      =======          =======